ASSET PURCHASE AGREEMENT

Between

MINING BOYS INC.

as Seller

AND

CARSMARTT INC

as Buyer

April 12, 2018

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement ("Agreement") is made and entered into this 12th day of April, 2018 (the "Effective Date"), by and between the The Joker Group, Inc., Florida corporation, (hereinafter "Seller"), (hereinafter collectively called "Seller") and Carsmartt, Inc., publicly held Nevada Corporation, (OTC-CRSM), and/or its affiliates, assigns and successors in interests (hereinafter "Buyer'). Buyer and Sellers may collectively be referred to herein below as the Parties or either or of them as a Party.

RECITALS

WHEREAS, Seller is currently the holder of at least 100% of the common stock, inventory and intellectual property in Mining Boys, Inc., a Florida corporation.

WHEREAS, Buyer is acquiring 100% of the common stock, inventory and intellectual property owned by Seller.

WHEREAS, the Seller desires to issue and sell and the Buyer desires to purchase Mining Boys, Inc., a Florida corporation on the terms set forth herein; and

AGREEMENT

NOW THEREFORE, in consideration of the above recitals (which are hereby made an integral and inseparable part of this Agreement) promises made herein, the mutual agreements and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

Subject to the terms and conditions hereof, the Seller, its shareholders and management, hereby agrees sell to the Buyer 100% of the common stock, inventory and intellectual property which the Seller.

Buyer agrees to acquire, develop and continue to produce and market 100% of the common stock, inventory and intellectual property owned by Seller. Buyer agrees to deliver Three Hundred Million shares of its common.

Seller's Representations and Warranties

Seller represents and warrants the following to Buyer as of the Effective Date:

Seller is a duly formed, validly existing corporation in good standing under the laws of Florida and has the power and privileges generally to enter and perform its obligations under this Agreement. This Agreement, and such other documents, when executed and delivered, each will constitute legal, valid, and binding obligations of Seller.

The Seller entity is permitted and in compliance with all applicable municipal, state, and federal laws and Seller has and is in compliance with all necessary local, state, and federal permits required for the operation of Seller's business. No event has occurred which merely by notice or the passage of time or both would render Seller not in compliance with all applicable municipal, state, and federal laws.

Notices

Except as specifically authorized otherwise under this Agreement, any notice or other communication permitted or required to be given under this Agreement shall be inwriting and shall be hand delivered, delivered by email, to the party entitled orrequired to receive the same at the address specified below or at such other address asgiven in accordance with this paragraph:

To Seller: info@miningboys.com

To Buyer: carsmartt@gmail.com

Notice shall be deemed given on the date on which it is given email.

Consideration

Buyer and Seller acknowledge and agree that: (i) the agreements of each party in this Agreement are being voluntarily and knowingly given and are given without fraud, duress, undue influence, or coercion of any kind, (ii) the purchase price constitutes full and adequate consideration for the assets and for all of the obligations contained in this Agreement, and (iii) that this is a negotiated document and shall not be construed against either party. Each party acknowledges and waives any claim contesting the existence and the adequacy of the consideration given by the other in entering into this Agreement.

Each party represents that it/he has had an opportunity to seek and obtain legal counselor has waived the right to obtain such legal counsel.

Integrated-Contract,-Waiuer, and Modification

This Agreement represents the entire agreement between the parties with regard to all matters involved in this Agreement and supersedes any and all prior or contemporaneous agreements, whether written or oral. This Agreement may not be modified or amended, except in writing signed by the parties. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such waiver only shall be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver, or waiver of any other provision in this Agreement.

Invalidity

If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining provisions shall not be affected. In lieu of such illegal, invalid, or unenforceable provision, there automatically shall be substituted as part of this Agreement a provision as similar in content to such illegal, invalid, or unenforceable provision, and yet be legal, valid, and enforceable and the parties agree that any court of competent jurisdiction shall have the power and authority to so reform this contract.

Parties Bound

This Agreement shall be binding on, and the benefits and advantages shall inure toand be enforceable by, the Buyer and Seller as well as their respective personal representatives, heirs, successors, and assigns.

Assignment

This Agreement shall be binding on and shall inure to the benefit of the successors and assigns of the parties. Neither party may assign any of its rights or obligations under this Agreement in whole or in part without the prior written consent of the other party, except that the Buyer may assign its rights under this Agreement without consent of the Seller to a person or entity which is or shall be at the time of Closing be owned by or affiliated with Buyer.

Counterparts

This Agreement may be executed in one or more duplicate counterparts, each of which shall on execution by all parties be deemed to be an original. It was also by signed by facsimile or electronic signature which shall be as valid as a wet ink signature.

Headings

Headings in this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope, content, or intent of this Agreement.

Number and Gender and Include

Whenever the context indicates or requires, the singular name shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

The term "include" and similar terms (e.g., includes, including, included, comprises, such as, e.g., and for example), when used as part of a sentence or phrase including one or more specific items, are used by way of example and not of limitation.

No Recordation of Memorandum of Agreement

Neither party shall be permitted to record this Agreement or any memorandum of this Agreement in the public records.

Confidentiality

Each party ("Receiving Party") agrees, on behalf of itself and its representatives and agents, to keep confidential and not disclose any and all information and data of a proprietary or confidential nature with respect to the other party ("Disclosing Party")in its possession or which it has received in connection with this Agreement and the transactions contemplated by this Agreement other than information which is or becomes generally available to the public other than as a result of disclosure by the Receiving Party in violation of this Agreement; provided, however, that notwithstanding the foregoing, each party shall be free to disclose any such information or data (i) to the extent required by applicable law, and (ii) during the course of or in connection with any legal proceeding based on or in connection with the subject matter of this Agreement. The Receiving Party will use such confidential information solely in connection with the transaction contemplated by this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed the ASSET PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

The Joker Group, Inc.	Carsmartt, Inc.

/s/ Vito Visconti	/s/ Roy Capasso
By: Vito Visconti	By: Roy Capasso
Its: President	Its: President